Child Van Wagoner &

Bradshaw, PLLC

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Form SB-2/A for Sun World Partners, Inc. of our report dated September 18, 2006 relating to the May 31, 2006 financial statements of Sun World Partners Inc., which appears in such form, and the inclusion of our name under the heading Interest of Named Experts and Counsel.

/s/ Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC

November 3, 2006

Salt Lake City, Utah

1284 W. Flint Meadow Dr. #D

Kaysville, Utah  84037

Telephone 801.927.1337

Facsimile  801.927.1344

5296 S. Commerce Dr. #300

(53rd So. @ 1-15)

Salt Lake City, Utah 84107

Telephone 801.281.4700

Facsimile 801.281.4701

Suite B. 4F,

North Cape Commercial Bldg,

388 King’s Road

North Point, Hong Kong

www.cpaone.net